Exhibit 99.1

DIVIDEND CAPITAL TRUST ANNOUNCES 2005 FINANCIAL AND OPERATING RESULTS

DENVER, CO — March 23, 2006 — Dividend Capital Trust Inc. (DCT) has announced financial and operating results for the three and twelve month periods ended December 31, 2005. On March 16, 2006, the company filed its Form 10-K with the U.S. Securities and Exchange Commission.

DCT reported Funds from Operations (FFO) for the three months ended December 31, 2005 of $18.5 million, or $0.15 per fully diluted share, and $57.4 million, or $0.59 per fully diluted share, for the twelve month period ended December 31, 2005.  These results compare to $8.9 million, or $0.15 per fully diluted share, for the same three month period last year, and $19.0 million, or $0.50 per fully diluted share, for the same twelve month period last year. DCT reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT) as a supplemental earnings measure, considered to be a meaningful performance measurement in the Real Estate Investment Trust industry.

The fourth quarter 2005 net loss on a GAAP basis was $3.9 million, or $0.03 per fully diluted share, compared to net loss on a GAAP basis of $1.0 million or $0.02 per fully diluted share, for the same period last year. For the twelve month period ended December 31, 2005, the net loss on a GAAP basis was $12.0 million, or $0.12 per fully diluted share, compared to net loss on a GAAP basis of approximately $255,000 or $0.01 per fully diluted share, for the same period last year. The net loss was primarily a result of an increase in depreciation and amortization expense caused by proportionately more value being attributed to lease related assets, which have significantly shorter lives than other real estate related assets.

Investment Activity

During the fourth quarter of 2005, DCT acquired 3.3 million square feet of distribution space.  For the year ended December 31, 2005, DCT acquired 22.9 million square feet, including an approximate 87% interest in Cabot Industrial Value Fund, LP during the third quarter of 2005, which, as of the end of 2005, held a portfolio of 104 industrial operating buildings totaling approximately 10.9 million square feet in 12 key distribution markets in the United States.

As of December 31, 2005, DCT owned, managed or had under development 266 properties totaling more than 41.4 million square feet in 23 markets, leased to more than 500 corporate customers.  Since the end of 2005, DCT has acquired an additional 9 properties totaling 2.6 million square feet in 5 markets and has an additional $173.1 million of industrial properties subject to a letter of intent or under contract. DCT also closed on its first institutional joint venture fund whereby DCT retained a 20% equity interest in a $123 million industrial portfolio, with the balance owned by a foreign investor.

Operating Results

At the end of 2005, our portfolio occupancy reached 93.1%, which is up from 91.5% at the end of the third quarter of 2005 and up from 91.6% from the end of 2004.

For the three months ended December 31, 2005, results for DCT’s real estate portfolio compared to the same period in 2004 were as follows:

•                  Same store net operating income (NOI) growth (exclusive of straight line rents and the amortization of above/below market rents):  4.5%

•                  Same store rental revenue growth (exclusive of straight line rents and the amortization of above/below market rents):  4.8%

For the twelve months ended December 31, 2005, results for DCT’s real estate portfolio compared to the same period in 2004 were as follows:

•                  Same store net operating income (NOI) growth (exclusive of straight line rents and the amortization of above/below market rents):  4.9%

•                  Same store rental revenue growth (exclusive of straight line rents and the amortization of above/below market rents):  4.4%

“Our 2005 investing and operating results demonstrate the progress we have made to date in executing on our business strategy,” said Tom Wattles, chairman of DCT. “As we move forward, our objective remains unchanged: to grow per share results while building a leading industrial real estate operating company that is known for providing excellent service to its customers.”

Conference Call

DCT will be hosting a public conference call on March 28, 2006 to review 2005 financial and operating results. Tom Wattles, chairman, and Evan Zucker, president and chief executive officer, will present DCT’s quarterly performance and provide management commentary. The conference call will take place at 4:15 p.m. EST and can be accessed by dialing 877.313.6462 and referencing “Dividend Capital.”

	For the Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Reconciliation of Same Store Rental Revenue to GAAP Rental Revenue (in thousands)

Same store rental revenue	$15,560	$14,843	$14,799	$14,176
Add other acquired properties	24,897	1,153	103,811	19,206
Add straight-line rents	2,291	1,128	5,250	2,135
Less above and below market rents, net	(529)	(470)	(2,062)	(840)
Total GAAP Rental Revenue	$42,219	$16,654	$121,798	$34,677

Reconciliation of Same Store NOI to GAAP Net Income (in thousands)

Net Operating Income (1)
Same store	$12,088	$11,563	$11,674	$11,129
Other acquired properties	18,462	956	78,569	15,059
Total net operating income	30,550	12,519	90,243	26,188
Other Income
Gain (loss) on the early termination of lease, net	(92)	1	2,285	1
Straight-line rents	2,291	1,128	5,250	2,135
Above and below market rents, net	(529)	(470)	(2,062)	(840)
Interest and other income	1,057	173	3,330	865
Gain on hedges	180	59	108	544
Total other income	2,907	891	8,911	2,705
Other Expenses
Depreciation and amortization	23,303	9,974	71,023	19,273
Interest	10,354	2,783	28,712	5,978
General and administrative	710	707	3,004	2,372
Asset management fees, related party	3,261	982	8,901	1,525
Total other expenses	37,628	14,446	111,640	29,148
Minority interests’ share of net loss	(242)	—	(526)	—
Net Loss	$(3,929)	$(1,036)	$(11,960)	$(255)

	For the Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Reconciliation of Net Income to FFO (in thousands)(2)

Net loss	$(3,929)	$(1,036)	$(11,960)	$(255)
Depreciation and amortization	23,303	9,974	71,023	19,273
Minority interests’ share in net loss	(242)	—	(526)	—
FFO attributable to minority interest	(649)	—	(1,110)	—
Funds From Operations	$18,483	$8,938	$57,427	$19,018

Reconciliation of Net Income Per Diluted Share to FFO Per Diluted Share

Net loss	$(0.03)	$(0.02)	$(0.12)	$(0.01)
Depreciation and amortization	0.19	0.16	0.73	0.51
Minority interests’ share in net loss	(0.00)	—	(0.01)	—
FFO attributable to minority interest	(0.01)	—	(0.01)	—
Funds From Operations	$0.15	$0.15	$0.59	$0.50
Diluted Weighted Average Shares	121,975,007	60,537,467	97,774,080	37,927,838

(1) Net operating income (NOI) is defined as property level revenues and expenses, including reimbursements for operating expenses, exclusive of items such as straight-line rent adjustments, amortization of above and below market rent, depreciation and amortization, general and administrative expense and interest expense.  DCT considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of its properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses.

(2) DCT believes that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. FFO excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. DCT considers FFO to be a useful measure for reviewing its comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies.

Dividend Capital Trust, a Denver-based Real Estate Investment Trust (REIT), invests primarily in high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. For more information please visit www.dividendcapitaltrust.com.

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